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                                                                     EXHIBIT 5.1

                          OPINION OF HELLER EHRMAN LLP

                                 APRIL 13, 2005

Illumina, Inc.
9885 Towne Centre Drive
San Diego, California 92121

                  Re: Illumina, Inc. Registration Statement on Form S-8 for 1,500,000 Shares of Common Stock Issuable Under the 2000 Stock Plan, as Amended and 1,143,621 Shares of Common Stock Under the 2000 Employee Stock Purchase Plan.

Ladies and Gentlemen:

      We have examined the Registration Statement on Form S-8 (the "Registration Statement") filed by you with the Securities and Exchange Commission (the "Commission") on April 13, 2005 in connection with the registration under the Securities Act of 1933, as amended, of a total of 1,500,000 and 1,143,621 shares of your Common Stock (the "Shares") reserved for issuance under your 2000 Stock Plan, as amended and 2000 Employee Stock Purchase Plan, respectively. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

      It is our opinion that upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares when issued and sold in the manner described in the Registration Statement will be legally and validly issued, fully paid and non-assessable.

      We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.

                                                      Very truly yours,

                                                      /s/ HELLER EHRMAN LLP

                                                      HELLER EHRMAN LLP

EYK